CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Franklin Federal Tax-Free Income Fund of our report dated June 17, 2019, relating to the financial statements and financial highlights, which appears in Franklin Federal Tax-Free Income Fund’s Annual Report on Form N-CSR for the year ended April 30, 2019.  We also consent to the references to us under the headings “Financial Highlights” and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

August 22, 2019